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                             DISTRIBUTION AGREEMENT
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         AGREEMENT made as of March 10, 2000, by and between North American
Funds (the "Trust"), a Massachusetts business trust which intends to engage in business as an open-end investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and American General Funds Distributors, Inc. (the "Distributor"), a Delaware corporation registered under the Securities Exchange Act of 1934, as amended, as a broker-dealer.

         1.       Appointment of Distributor. The Trust hereby appoints the
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Distributor as the principal underwriter and exclusive distributor of shares of each series of shares of beneficial interest of the Trust (the "Shares") and the Distributor hereby accepts that appointment.

         2.       Sale of Shares Through Distributor.
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                  (a) The Trust hereby grants to the Distributor the exclusive right to sell, as agent for the Trust not as principal, and to arrange for the sale of Shares upon the terms herein set forth. The exclusive right hereby granted shall not apply to Shares issued or transferred or sold: (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or one of its portfolio series or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust or one of its portfolio series; or (ii) pursuant to reinvestment of dividends or capital gains distributions; or (iii) pursuant to any reinstatement privilege afforded redeeming shareholders. It is understood that shares may be purchased directly through the Trust's transfer and dividend disbursing agent in the manner set forth in the Trust's prospectus.

                  (b) The Distributor, either directly or through a promotional agent selected and compensated by the Distributor, will devote research, time and effort to effect sales
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of Shares through dealers, and will assist those dealers and their associated persons to the extent and in whatever manner the Distributor deems appropriate in order to enhance the sale of Shares, but the Distributor does not undertake to arrange for the sale of any specific number of Shares. Neither the Distributor nor any selected dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Trust. The services of the Distributor to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

                  (c) The Distributor shall have the right, as agent of the Trust, to order from the Trust the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders), to fill unconditional orders for Shares received by the Distributor from dealers and investors. The price which shall be paid to the Trust for the Shares so purchased shall be the net asset value, determined as set forth in Section 2(e) hereof.

                  (d) The price at which the Distributor or dealer purchasing shares through the Distributor may sell Shares to the public shall be the public offering price determined in accordance with the method set forth in the Trust's prospectus and statement of additional information.

                  (e) The net asset value of Shares of the Trust shall be determined by the Trust or any agent of the Trust in accordance with the method set forth in the prospectus and statement of additional information of the Trust and guidelines established by the trustees of the Trust (the "Trustees").

                  (f) The Trust shall have the right to suspend the sale of its Shares at times when redemption is suspended pursuant to the conditions set forth in Section 8(c) hereof. The Trust shall also have the right to suspend the sale of its Shares if a banking moratorium shall have been declared by federal or applicable state authorities, or if there shall have been some other event, which, in the judgment of the Trustees,
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makes it impracticable or inadvisable to sell the Shares.

                  (g) The Trust, or any agent of the Trust designated in writing by the Trust, shall be advised promptly of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor.

         3.       Sales Charges.
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                  (a) For the purposes of this Section 3, "Distribution Fees"
shall mean, collectively, (A) the sales charges payable to the Distributor as set forth in Section 3(b), below, and (B) the amounts payable to the Distributor under the Distribution Plans as set forth in Section 3(c) and "Effective Date" shall mean the date hereof.

                  (b) The Distributor shall have the right to receive the sales charges (including, without limitation, contingent deferred sales charges) in respect of Shares (i) sold during the term of this Agreement or any continuation hereof, (ii) later issued in connection with the reinvestment of dividends (whether ordinary, capital gain or tax exempt dividends, or return of capital) paid in respect of Shares described in clause (i) or this clause (ii), (iii) later acquired by a holder of Shares described in clause (i) or clause (ii) upon a free exchange of such Shares for shares of another Fund or (iv) later issued in connection with a reinvestment of dividends paid in respect of Shares described in clause (iii) (collectively, "New Distributor Shares"), in each case under the circumstances, upon the terms and conditions and in the amounts set forth in the Trust's prospectus at the time of the sale, but excluding "Former Distributor Shares" (as that term is defined in Section 3 of the Distribution Agreement between NASL Financial Services, Inc. and the Trust dated January 1, 1996, as amended on September 30, 1997 and as in effect on the date hereof). The Distributor shall have no right to receive sales charges (including, without limitation, contingent deferred sales charges) in
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respect of Former Distributor Shares.

                  (c) So long as the Trust's Distribution Plans pursuant to Rule 12b-1 under the Investment Company Act remain in effect:

                  (i) with respect to assets attributable to Former Distributor Shares, the Distributor, in its capacity as distributor, shall not have the right to receive any amounts payable under such Distribution Plans; and

                  (ii) with respect to assets attributable to New Distributor Shares, the Distributor shall have the right to receive one hundred percent (100%) of the amounts payable under such Distribution Plans.

                  (d) The Distributor may transfer its right to receive Distribution Fees (but not its obligations under this Agreement), and such transfer shall be effective upon written notice from the Distributor to the Trust. In connection with the foregoing, the Trust is authorized to pay all or a part of the Distribution Fees directly to such transferee of the Distributor.

                  (e) The right of the Distributor to receive Distribution Fees with respect to New Distributor Shares shall survive the termination of this Agreement.

         4.       Duties of the Trust.  The Trust shall:
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                  (a)  Furnish to the Distributor copies of its prospectus and statement of additional information, its annual and interim reports, and other information, financial statements and papers, including one certified copy of all financial statements prepared for the Trust by independent public accountants, to the extent reasonably requested by the Distributor for use in connection with the distribution of Shares of the Trust.

                  (b) Take, from time to time, any steps necessary to register the Shares under the Securities Act of 1933 (the "Securities Act"), so that there will be available for sale as many Shares as the Distributor reasonably may be expected to sell.

                  (c) Use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of those states approved by the Distributor and the Trust, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker-
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dealer in those states; provided that any such qualification may be terminated or withdrawn by the Trust at any time in its discretion. The Distributor shall furnish information and other material relating to its affairs and activities reasonably required by the Trust in connection with any such qualification(s).

         5.       Duties of the Distributor.  The Distributor shall:
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                  (a) Use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares of the Trust and with all applicable rules and regulations of all regulatory bodies, including the National Association of Securities Dealers, Inc. (the "NASD").

                  (b) Use its best efforts to obtain any approval or clearance required from the NASD or other regulatory authorities with respect to sales material for the Trust or any of its portfolio series.

         6.       Selected Dealer Agreements.  The Distributor shall:
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                  (a) Have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares. Shares sold to selected dealers shall be for resale by the selected dealers only at the public offering price determined as set forth in Section 2(d) hereof. Any agreement with selected dealers pertaining to sales of the Shares shall be approved by the Trustees.

                  (b) Offer and sell Shares, within the United States, only to selected dealers that are members in good standing of the NASD.

                  (c) Act only as principal and not as agent for the Trust in making agreements with selected dealers.

         7.       Payment of Expenses.
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                  (a) The Trust shall bear all costs and expenses of the Trust, except for those expenses assumed by any investment adviser or subadviser of the Trust or any other party contracting with the Trust or by the Distributor pursuant to Section 7(b) of this Agreement.

                  (b) The Distributor shall bear the costs and expenses of: (i) any
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payments made to selected dealers; (ii) the printing and distributing of any copies of prospectuses, statements of additional information and annual and interim reports to be used in connection with the offering of Shares to selected dealers or prospective investors pursuant to this Agreement after the same have been prepared and set in type and copies have been printed and distributed to regulatory bodies and existing shareholders as deemed necessary; (iii) preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Shares for sale to the public; (iv) any advertising expenses incurred by the Distributor in connection with the offering; and (v) the registration or qualification of the Distributor as a broker-dealer under federal and states laws and of continuing those registrations or qualifications.

         8.       Redemption of Shares. Any of the outstanding Shares may be
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tendered for redemption at any time, and the Trust agrees to redeem the Shares so tendered in accordance with its obligations as set forth in Article IV of its Agreement and Declaration of Trust, as amended from time to time, in accordance with the applicable provisions set forth in the prospectus and statement of additional information of the Trust, and subject to the following conditions:

                  (a) The price to be paid to redeem the Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 2(e) hereof.
                  (b) The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh day subsequent to receiving the notice of redemption in proper form.

                  (c) Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on that Exchange is suspended or restricted, when an emergency exists as a result of which disposal by a portfolio series of the Trust of its investment securities is not reasonably practicable or it is not reasonably practicable for a portfolio series of the Trust fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.
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         9.       Repurchase of Shares. The Trust hereby authorizes the
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Distributor to repurchase upon the terms and conditions set forth in the Trust's prospectus and statement of additional information (as supplemented by written instructions given by the Trust to the Distributor from time to time), as the Trust's agent and for the Trust's account, such Shares as may be offered for sale to the Trust from time to time by holders of those Shares or their agents. No offers for sale of Shares to the Trust shall be accepted by the Distributor during any time when the redemption of Shares by the Trust shall have been suspended.

         10.      Indemnification.
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                  (a) The Trust shall indemnify and hold harmless the
Distributor and each person, if any, who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Trust, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless that statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and/or its controlling persons to be deemed to protect the Distributor or any controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any of its controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or
(ii) is the Trust to be liable under
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its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or its controlling persons, unless the Distributor or its controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or its controlling persons (or after the Distributor or its controlling persons shall have received notice of service on any designated agent), but failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the person against whom the action is brought otherwise than on account of the indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, that defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or the Distributor's controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of a suit and retain satisfactory counsel, the Distributor or its controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of such a suit, it will reimburse the Distributor or the Distributor's controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

                  (b) The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section 10, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be
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brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 10.

         11.      Continuation, Amendment or Termination of the Agreement.
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                  (a) This Agreement shall become effective as of the date first written above and shall continue in full force and effect from year to year so long as continuance is approved at least annually (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Trust and (ii) by vote of a majority of the Trustees who are not interested persons of the Distributor or of the Trust cast in person at a meeting called for the purpose of voting on such approval, provided, however, that (a) this Agreement may at any time be terminated without the payment of any penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Trust, on sixty (60) days' notice to the Distributor; (b) this Agreement shall immediately terminate in the event of its assignment; and (c) this Agreement may be terminated by the Distributor on ninety (90) days' written notice to the Trust.

                  (b) This Agreement may be amended at any time by mutual consent of the parties, provided that the consent on the part of the Trust shall have been approved (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Trust and (ii) by vote of a majority of the Trustees who are not interested persons of the Distributor or of the Trust cast in person at a meeting called for the purpose of voting on the amendment.

                  (c) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of the other party.

         12.      Definitions. For the purposes of this Agreement, the terms
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"vote of a majority of the outstanding voting securities," "interested person"
and "assignment" shall have the respective meanings specified in the Investment Company Act.

         13.      Agreement and Declaration of Trust. The Agreement and
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Declaration of
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Trust establishing the Trust, dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "North American Security Trust" or "North American Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio series thereof, but only the assets belonging to the Trust, or to the particular portfolio series with which the obligee or claimant dealt, shall be liable.
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         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                    NORTH AMERICAN FUNDS


                                    By:
                                       ----------------------------

                                    AMERICAN GENERAL
                                    FUNDS DISTRIBUTORS, INC.


                                    By:
                                       ----------------------------